HEI Exhibit 99
NEWS RELEASE
August 9, 2021

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Vice President, Investor Relations & Corporate Sustainability	E-mail: ir@hei.com

HEI REPORTS SECOND QUARTER 2021 RESULTS

2Q21 Net Income of $63.9 Million and Diluted Earnings Per Share (EPS)1 of $0.58
Utility Focused on Cost Efficiencies to Benefit Customers and
Progressing Hawaii’s Climate Goals
Bank Results Reflect Improved Economy and Credit Quality,
Stable Net Interest Margin

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the second quarter of 2021 of $63.9 million and EPS of $0.58 compared to $48.9 million and EPS of $0.45 for the second quarter of 2020.
“HEI delivered strong consolidated financial results in the second quarter as Hawaii’s economy strengthened and as we advanced key priorities across our enterprise,” said Constance H. Lau, HEI president and CEO.
“At our utility the new performance-based regulation (PBR) framework is now fully in effect as of June 1, and we’ve begun delivering savings from our cost management program to our customers. We remain focused on cost efficiencies as we make needed investments to continue to provide safe, reliable electricity and reach Hawaii’s climate goals.
“Our bank’s strong second quarter results reflect the reopened local economy and increased tourism, solid execution and our bank’s continuing efforts to work closely with its customers through the pandemic. The bank’s results benefited from a release of reserves for credit losses, driven by the improved economy and credit quality, while the bank continues to transform its operating model to provide excellent customer service in an increasingly digital world,” said Lau.

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1    Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s (Hawaiian Electric) net income for the second quarter of 2021 was $41.9 million, compared to $42.3 million in the second quarter of 2020, primarily driven by the following after-tax items:
•$6 million from higher operations and maintenance expenses consisting primarily of (i) $3 million due to more generating facility overhauls, (ii) $2 million from lower bad debt expense in the second quarter of 2020 resulting from a Hawaii Public Utilities Commission (PUC) decision allowing deferral of COVID-19 related expenses, (iii) $1 million from a write-off due to termination of an agreement relating to a combined heat and power unit, and (iv) $1 million due to an increase in an environmental reserve, partially offset by $1 million from lower staffing levels and efficiency improvements; and
•$1 million from higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency.
These items were partially offset by the following after-tax items:
•$3 million from higher rate adjustment mechanism revenues;
•$2 million related solely to a change in the timing for revenue recognition within the year that eliminates seasonality in recognizing target revenues and results in recognizing revenues evenly throughout the year, with target revenues recognized on an annual basis remaining unchanged;
•$1 million lower non-service pension costs due to the reset of pension costs included in rates as part of a final rate case decision; and
•$1 million lower enterprise resource planning system implementation benefits to be passed on to customers.

AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (American) second quarter of 2021 net income was $30.3 million, compared to $29.6 million in the first, or linked, quarter of 2021 and $14.0 million in the second quarter of 2020. The increase in net income compared to the linked and prior year quarters was primarily due to a credit-driven reserve release that resulted in a negative provision for credit losses of $12.2 million for the second quarter. This compares to a negative provision for credit losses of $8.4 million in the first quarter of 2021 and a provision for credit losses of $15.1 million in the second quarter of 2020.
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Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.

Total loans were $5.2 billion as of June 30, 2021, down 2.7% from December 31, 2020. The reduction in the loan portfolio included approximately $228 million in forgiven ASB CARES (Paycheck Protection Program) loans, in addition to declines in the home equity line of credit and consumer portfolios. The decrease in these portfolios was partially offset by growth in the commercial real estate portfolio.
Total deposits were $7.9 billion as of June 30, 2021, an increase of 6.6% from December 31, 2020. For the second quarter of 2021, the average cost of funds was 0.07%, down one basis point versus the linked quarter and down eleven basis points versus the prior year quarter.
Overall, American’s return on average equity2 for the second quarter of 2021 was 16.8%, compared to 16.0% in the linked quarter and 8.0% in the second quarter of 2020. Return on average assets was 1.38% for the second quarter of 2021, compared to 1.40% in the linked quarter and 0.72% in the same quarter last year.
In the second quarter of 2021, American paid dividends of $23.0 million to HEI. American had a Tier 1 leverage ratio of 8.0% at June 30, 2021.
Please refer to American’s news release issued on July 30, 2021 for additional information on American.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $8.3 million in the second quarter of 2021 compared to $7.5 million in the second quarter of 2020. The greater net loss was primarily due to increased charitable contribution expense relating to a settlement agreement associated with an executive transition.

BOARD DECLARES QUARTERLY DIVIDEND
On August 6, 2021, HEI announced that the Board of Directors declared a quarterly cash dividend of $0.34 per share, payable on September 10, 2021 to shareholders of record at the close of business on August 19, 2021 (ex-dividend date is August 18, 2021). This quarterly dividend is equivalent to an annual rate of $1.36 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on August 6, 2021 of $43.83, HEI’s dividend yield is 3.1%.

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2    Bank return on average equity calculated using weighted average daily common equity.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2021 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and
2021 earnings guidance and outlook on Monday, August 9, 2021 at 10:15 a.m. Hawaii time (4:15 p.m. Eastern).
Parties in the U.S. may listen to the conference call by dialing (844) 834-0652. International parties may listen to the conference call by dialing (412) 317-5198. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call/webcast link on HEI’s website at www.hei.com under the “Investor Relations” section, sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through August 23, 2021. To access the audio replay, dial (877) 344-7529 (U.S.) or (412) 317-0088 (international) and enter passcode 10157240.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website at www.hei.com in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utility, Hawaiian Electric; provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates”

or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2020 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenues
Electric utility	$601,879	$534,215	$1,166,743	$1,131,657
Bank	77,260	74,714	154,391	154,452
Other	1,118	16	2,069	22
Total revenues	680,257	608,945	1,323,203	1,286,131
Expenses
Electric utility	534,195	466,414	1,029,945	1,019,898
Bank	37,454	66,221	79,289	126,556
Other	6,752	4,754	14,082	8,419
Total expenses	578,401	537,389	1,123,316	1,154,873
Operating income (loss)
Electric utility	67,684	67,801	136,798	111,759
Bank	39,806	8,493	75,102	27,896
Other	(5,634)	(4,738)	(12,013)	(8,397)
Total operating income	101,856	71,556	199,887	131,258
Retirement defined benefits credit (expense)—other than service costs	1,216	(934)	3,651	(1,868)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(23,317)	(22,613)	(47,053)	(44,388)
Allowance for borrowed funds used during construction	812	752	1,559	1,440
Allowance for equity funds used during construction	2,377	2,194	4,568	4,209
Gain on sale of investment securities, net	—	9,275	528	9,275
Income before income taxes	82,944	60,230	163,140	99,926
Income taxes	18,599	10,870	33,964	16,673
Net income	64,345	49,360	129,176	83,253
Preferred stock dividends of subsidiaries	473	473	946	946
Net income for common stock	$63,872	$48,887	$128,230	$82,307
Basic earnings per common share	$0.58	$0.45	$1.17	$0.75
Diluted earnings per common share	$0.58	$0.45	$1.17	$0.75
Dividends declared per common share	$0.34	$0.33	$0.68	$0.66
Weighted-average number of common shares outstanding	109,282	109,146	109,252	109,098
Weighted-average shares assuming dilution	109,515	109,305	109,557	109,374
Net income (loss) for common stock by segment
Electric utility	$41,901	$42,329	$85,259	$66,234
Bank	30,284	14,014	59,840	29,775
Other	(8,313)	(7,456)	(16,869)	(13,702)
Net income for common stock	$63,872	$48,887	$128,230	$82,307
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$80,344	$48,555	$100,686	$100,187
Return on average common equity (%) (twelve months ended)			10.5	9.4

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
($ in thousands, except per barrel amounts)	2021	2020	2021	2020
Revenues	$601,879	$534,215	$1,166,743	$1,131,657
Expenses
Fuel oil	139,136	112,451	266,563	285,672
Purchased power	162,465	136,838	304,761	276,654
Other operation and maintenance	118,142	110,041	232,712	237,588
Depreciation	57,381	55,696	114,736	111,546
Taxes, other than income taxes	57,071	51,388	111,173	108,438
Total expenses	534,195	466,414	1,029,945	1,019,898
Operating income	67,684	67,801	136,798	111,759
Allowance for equity funds used during construction	2,377	2,194	4,568	4,209
Retirement defined benefits credit (expense)—other than service costs	1,020	(382)	2,041	(763)
Interest expense and other charges, net	(17,995)	(17,338)	(35,978)	(33,932)
Allowance for borrowed funds used during construction	812	752	1,559	1,440
Income before income taxes	53,898	53,027	108,988	82,713
Income taxes	11,498	10,199	22,731	15,481
Net income	42,400	42,828	86,257	67,232
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to Hawaiian Electric	42,171	42,599	85,799	66,774
Preferred stock dividends of Hawaiian Electric	270	270	540	540
Net income for common stock	$41,901	$42,329	$85,259	$66,234
Comprehensive income attributable to Hawaiian Electric	$41,936	$42,354	$85,328	$66,285
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,514	1,444	2,942	2,940
Hawaii Electric Light	256	224	501	476
Maui Electric	256	206	492	464
	2,026	1,874	3,935	3,880
Average fuel oil cost per barrel	$73.58	$63.12	$68.59	$72.77
Return on average common equity (%) (twelve months ended)[1]			8.9	7.9
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Six months ended June 30
(in thousands)	June 30, 2021	March 31, 2021	June 30, 2020	2021	2020
Interest and dividend income
Interest and fees on loans	$51,026	$49,947	$53,541	$100,973	$109,086
Interest and dividends on investment securities	11,040	8,673	6,288	19,713	15,718
Total interest and dividend income	62,066	58,620	59,829	120,686	124,804
Interest expense
Interest on deposit liabilities	1,281	1,462	3,071	2,743	6,658
Interest on other borrowings	23	27	75	50	388
Total interest expense	1,304	1,489	3,146	2,793	7,046
Net interest income	60,762	57,131	56,683	117,893	117,758
Provision for credit losses	(12,207)	(8,435)	15,133	(20,642)	25,534
Net interest income after provision for credit losses	72,969	65,566	41,550	138,535	92,224
Noninterest income
Fees from other financial services	5,464	5,073	3,102	10,537	7,673
Fee income on deposit liabilities	3,904	3,863	2,897	7,767	8,010
Fee income on other financial products	2,201	2,442	1,212	4,643	3,084
Bank-owned life insurance	1,624	2,561	1,673	4,185	2,467
Mortgage banking income	1,925	4,300	6,252	6,225	8,252
Gain on sale of investment securities, net	—	528	9,275	528	9,275
Other income, net	76	272	(251)	348	162
Total noninterest income	15,194	19,039	24,160	34,233	38,923
Noninterest expense
Compensation and employee benefits	27,670	28,037	25,079	55,707	50,856
Occupancy	5,100	4,969	5,442	10,069	10,709
Data processing	4,533	4,351	3,849	8,884	7,686
Services	2,475	2,862	2,474	5,337	5,283
Equipment	2,394	2,222	2,290	4,616	4,629
Office supplies, printing and postage	978	1,044	1,049	2,022	2,390
Marketing	665	648	379	1,313	1,181
FDIC insurance	788	816	751	1,604	853
Other expense[1]	3,568	2,554	7,063	6,122	11,257
Total noninterest expense	48,171	47,503	48,376	95,674	94,844
Income before income taxes	39,992	37,102	17,334	77,094	36,303
Income taxes	9,708	7,546	3,320	17,254	6,528
Net income	$30,284	$29,556	$14,014	$59,840	$29,775
Comprehensive income (loss)	$47,283	$(16,198)	$13,734	$31,085	$49,342
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.38	1.40	0.72	1.39	0.79
Return on average equity	16.76	16.04	8.00	16.40	8.57
Return on average tangible common equity	18.92	18.06	9.07	18.48	9.72
Net interest margin	2.98	2.95	3.21	2.97	3.46
Efficiency ratio	63.42	62.36	59.84	62.89	60.53
Net charge-offs to average loans outstanding	0.04	0.18	0.49	0.11	0.46
As of period end
Nonaccrual loans to loans receivable held for investment	1.03	1.00	0.86
Allowance for credit losses to loans outstanding	1.51	1.73	1.50
Tangible common equity to tangible assets	7.5	7.3	7.9
Tier-1 leverage ratio	8	8.3	8.4
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$23.0	$5.0	$—	$28.0	$28.0
1     The three- and six-month periods ended June 30, 2021 include approximately $0.1 million and $0.4 million, respectively, of certain direct and incremental COVID-19 related costs. The three- and six-month periods ended June 30, 2020 include approximately $3.7 million and $3.8 million, respectively, of certain significant direct and incremental COVID-19 related costs. These costs for the first six months of 2020, which have been recorded in Other expense, include $2.3 million of compensation expense and $1.1 million of enhanced cleaning and sanitation costs.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.